Farmer Bro. Co. Announces New Credit Facilities
NORTHLAKE, Texas, April 27, 2021 – Farmer Bros. Co. (NASDAQ: FARM) (the “Company”) announced today the finalization of a new $ 127.5 million, four-year financing arrangement, which includes an $80.0 million asset-backed revolving credit facility and $47.5 million term loan due April 2025. This arrangement replaces its existing revolving credit facility that was scheduled to mature November 2023, and provides significantly more borrowing capacity over the term of the arrangement at a lower overall cost of borrowing. Additionally, the new arrangement reduces or eliminates several negative covenants in its existing credit facility.
Scott Drake, Chief Financial Officer, commented, “We’re pleased to enter into this new financing arrangement, which provides greater flexibility in leveraging our significant real estate holdings and equipment in addition to our traditional ABL assets, and is an important step in preserving our financial liquidity and further solidifying our capital structure. This new arrangement also lowers the overall cost structure of our debt while extending maturities and eliminating certain covenants, allowing us to more fully focus on our key initiatives to accelerate growth and innovation and better positioning us for the long-term.”
The financing was led by Wells Fargo Bank. In accordance with the terms of the financing agreement, the proceeds may be used for general corporate purposes and the Company may prepay amounts borrowed under the asset-backed revolving credit facility at any time without premium or penalty.

About Farmer Brothers
Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler, and distributor of coffee, tea, and culinary products. The Company’s product lines include organic, Direct Trade, and sustainably produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company serves a wide variety of customers, from small independent restaurants and foodservice operators to large institutional buyers like restaurant, department and convenience store chains, hotels, casinos, healthcare facilities, and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer branded coffee and tea products, and foodservice distributors.
Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements.” When used in this communication, the words “will,” “expects,” “anticipates,” “estimates” and “believes,” and similar expressions and statements that are made in the future tense or refer to future events or developments, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the extent and duration of the disruption to business and customers related to the COVID-19 pandemic, changes in the Company’s strategic plans or initiatives, competition, the Company’s to accomplish its strategic initiatives, business conditions in the coffee industry and food industry in general, weather and special or unusual events, as well as other factors described from time to time in our filings with the SEC. These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact; actual results may differ materially due in part to the risk factors set forth in our most recent annual, periodic and current reports filed with the SEC. Undue reliance should not be placed on the forward-looking statements in this communication, which are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

Marketing Contact
Nathalie Oetzel
noetzel@farmerbros.com

Investor Relations Contact
Ellipsis
Jeff Majtyka & Kyle King
Investor.relations@farmerbros.com
(646) 776-0886